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                                                                    EXHIBIT 23.1

CONSENT OF PRICEWATERHOUSECOOPERS LLP*

         We hereby consent to the incorporation by reference in the Registration Statements of Panera Bread Company and Au Bon Pain Co., Inc. on Form S-8 (File Nos. 33-41989, 33-41990, 33-46682, 33-46683, 33-96510, 33-96506, 333-01668,
333-31855, 333-31857, and 333-64222) and Form S-3 (File Nos. 33-82292 and
333-80927) of our report dated February 25, 2003 relating to the financial statements and financial statement schedule which appears in this Amendment No. 1 to Form 10-K.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

St. Louis, Missouri

March 26, 2003